EXHIBIT 21.01

                     THE KELLER MANUFACTURING COMPANY, INC.
                         SUBSIDIARIES OF THE REGISTRANT

                                                            Name Under Which
    Name                  State of Incorporation        Subsidiary Does Business
    ----                  ----------------------        ------------------------
Keller Dedicated                  Indiana                   Keller Dedicated
Transportation Co.                                          Transportation Co.